EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dana L. Perry, has executed this certification in connection with the filing with the Securities and Exchange Commission of AZZ incorporated’s Quarterly Report on Form 10-Q for the period ended August 31, 2007 (the “Report”). The undersigned hereby certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AZZ incorporated.

Date: September 28, 2007	/s/ Dana L. Perry
Dana L. Perry
Senior Vice President and Chief Financial Officer